UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2009

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2009, Grubb & Ellis Healthcare REIT, Inc. entered into a services agreement, or the Services Agreement, with American Realty Capital II, LLC, or ARC II. Pursuant to the terms of the Services Agreement, ARC II will provide consulting services to us in connection with our self-management program. These services are not currently provided by our advisor, Grubb & Ellis Healthcare REIT Advisor, LLC, or our advisor, pursuant to our amended and restated advisory agreement, dated as of November 14, 2008 and effective as October 24, 2008, or the Advisory Agreement. As provided by the Advisory Agreement, as we proceed with our self-management program, the duties and authorities of our advisor are subject to adjustment as determined by us from time to time.

In addition, ARC II will make available to us on an ongoing and as needed basis, backup support services, including, without limitation, acquisition, disposition, property management, leasing and asset accounting services. Unless we determine otherwise as part of our self-management program, we do not currently plan to consider the use of or plan to contract for the backup support services prior to the termination or expiration of the Advisory Agreement, which expires on September 20, 2009.

As part of our self-management plan, we intend to perform most if not all of such services in-house. The Services Agreement provides us with the ongoing availability of the backup support services. Under the Services Agreement, we are not obligated to use ARC II for any of the backup support services, nor are we limited in using any other service provider. Our strategic plan is to review each specific support service on an ongoing basis, and to determine whether such support service should be performed internally by us or by a third party service provider on negotiated terms and subject to our ongoing supervision. If we determine to utilize a third party service provider to perform a backup support service, we will consider ARC II, as well as other service providers.

Subject to certain stockholder return thresholds being met, ARC II may be entitled to receive a subordinated incentive payment as consideration for providing the consulting services and for making available the backup support services to us. In the event of a liquidation or sale of our assets, ARC II will be entitled to receive up to 1.5% of net sales proceeds from the sale of properties acquired with the proceeds of a follow-on offering remaining after we have made distributions to our stockholders of the total amount raised from stockholders in such follow-on offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital received in such follow-on offering, subject and subordinate to our having made distributions to our stockholders of the total amount raised from stockholders (including in our initial public offering and a follow-on offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.

In addition, if we list our shares of common stock on a national securities exchange, ARC II will be entitled to receive up to 1.5% of the amount by which (1) the fair market value of the assets acquired with the proceeds from a follow-on offering, less any indebtedness secured by such assets plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders in such follow-on offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital received in such follow-on offering, subject and subordinate to (1) the fair market value of all of our assets, less any indebtedness secured by such assets plus distributions paid prior to listing exceeding (2) the sum of the total amount of capital raised from our stockholders (including in our initial public offering and a follow-on offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.

ARC II will not be entitled to receive any subordinated distributions with respect to the sale of assets acquired with the proceeds of our initial public offering or related to the appreciation in value of assets acquired with the proceeds of our initial public offering.

Under the Services Agreement with ARC II, ARC II will also receive additional compensation for backup support services if ARC II is requested by us to provide such services. ARC II has agreed to provide the following services for the fees set forth below:

• property management services for a fee of 2.73% of gross income of the property;
• acquisition services for a fee of 0.45% of the contract purchase price if the acquisition is not sourced by ARC II, or 1.125% of the contract purchase price if the acquisition is sourced by ARC II;
• property disposition services for a fee of 1.0% of the contract sales price, but not to exceed 50% of a competitive real estate commission; and
• asset accounting services for a fee of 0.22% of average invested assets.

During the term of the Service Agreement, ARC II has agreed not to provide consulting services or any backup support services described in the Services Agreement to any other real estate investment trust, tenancy-in-common program, fund, or other real estate company primarily engage in acquiring, leasing, operating or managing medical office building or healthcare related facilities of the type that we acquire or intend to acquire. In addition, ARC II has agreed to provide us with a right of first opportunity to acquire certain medical office buildings or healthcare-related facilities identified by ARC II or one of its affiliates.

The Services Agreement has a three-year term. We and ARC II each have the ability to terminate the Services Agreement without "Cause" or "Good Reason" at any time after the one year anniversary of the effective date of the agreement upon providing 90 days written notice, which notice cannot be given until the one year anniversary of the effective date. Further, we have the right to terminate for "Cause" (as defined in the Services Agreement), and ARC II has the right to terminate for "Good Reason" (as defined in the Services Agreement), at any time, subject to applicable cure periods. We also have certain other termination rights, including the right to terminate if neither William Kahane nor Nicholas Schorsch is available to provide ongoing non-exclusive services to us in accordance with the Services Agreement.

We and ARC II have also each agreed to indemnify the other for losses incurred in certain circumstances.

The material terms of the Services Agreement are qualified in their entirety by the terms of the Services Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Services Agreement by and between American Realty Capital II, LLC and Grubb & Ellis Healthcare REIT, Inc., dated April 3, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

April 9, 2009	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Services Agreement by and between American Realty Capital II, LLC and Grubb & Ellis Healthcare REIT, Inc., dated April 3, 2009